EXHIBIT 17 (iv)


                       DAILY CASH ACCUMULATION FUND, INC.




In connection with the registration statement on Form N-14 to be filed by Centennial Money Market Trust with the Securities and Exchange Commission on or about August 15, 1997 (the "Registration Statement"), the undersigned hereby confirm, to the best of their knowledge and belief, that the June 30, 1997 unaudited financial statements of Daily Cash Accumulation Fund, Inc. included in the Registration Statement (i) reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the results presented for that period, (ii) are fair presentations of the information they purport to show, and (iii) have been prepared on a basis substantially consistent with the audited financial statements included therein.


/s/ George Bowen                              /s/ Scott Farrar
----------------------------                  -----------------------------
George Bowen                                  Scott Farrar
Vice President, Treasurer,                    Assistant Treasurer
Assistant Secretary

Dated:  August 14, 1997                       Dated:  August 14, 1997